EXHIBIT 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form No. S-8 (No. 333-137676) of Shutterfly Inc. of our reports dated March 16, 2007 relating to the consolidated financial statements and financial schedule, which appears in this Form 10-K.
San Jose, CA
March 19, 2007